===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                           --------------------------

       Date of Report (Date of earliest event reported): February 5, 2003

                           --------------------------



                       AMERICAN EXPRESS CREDIT CORPORATION
             (Exact name of registrant as specified in its charter)

                           --------------------------




        Delaware                       1-6908                  11-1988350
----------------------------   ------------------------    -------------------
(State or other jurisdiction   (Commission File Number)     (I.R.S. Employer
     of incorporation or                                   Identification No.)
        organization)



     One Christina Centre, 301 North
     Walnut Street, Suite 1002, Wilmington, Delaware          19801-2919
     -----------------------------------------------          ----------
       (Address of principal executive offices)               (Zip Code)


       Registrant's telephone number, including area code: (302) 594-3350
               ---------------------------------------------------
          (Former name or former address, if changed since last report)




===============================================================================

Item 5.  Other Events.

For the year ended December 31, 2002, American Express Credit Corporation (the "Company") expects to report (a) net income of $228 million compared to $277 million for the year ended December 31, 2001, (b) write-offs, net of recoveries (expressed as a percentage of the volume of Cardmember receivables purchased), of .49 percent, compared to .42 percent for the year ended December 31, 2001,
(c) a ratio of earnings to fixed charges of 1.38 compared to 1.29 for the year ended December 31, 2001 and (d) an average life of Cardmember receivables owned of approximately 42 days, compared to approximately 41 days for the year ended December 31, 2001. In addition, during the years ended December 31, 2002 and 2001, the Company purchased approximately $184 billion and $204 billion of Cardmember receivables, respectively.

The Company also expects to report the following selected balance sheet data (in millions) at December 31, 2002: total assets, $27,665; total debt, $23,013; and shareholder's equity, $2,315. There was no change in the capital stock of the Company during the year ended December 31, 2002.

                                    SIGNATURE




     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.







                                          AMERICAN EXPRESS CREDIT CORPORATION
                                          (REGISTRANT)



                                          By /s/ Walker C. Tompkins
                                             -------------------------------
                                          Name:  Walker C. Tompkins
                                          Title: President









Date:   February 5, 2003